UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2007

RARE HOSPITALITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-19924	58-1498312
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

8215 Roswell Road, Bldg. 600, Atlanta, GA 30350

(Addresses of Principal Executive Offices, including Zip Code)

(770) 399-9595

(Registrant’s Telephone Number, including Area Code)

___________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Shareholders held on May 8, 2007, the shareholders of Rare Hospitality International, Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Plan”).  Employees, officers, directors, consultants and advisors selected by a committee of the Company’s Board of Directors are eligible to participate in the 2002 Plan, including our principal executive officer, principal financial officer and our other named executive officers. The approved amendments include the addition of 450,000 shares of common stock to the number of shares that may be issued under the 2002 Plan, which shares will only be available for issuance pursuant to the exercise of stock options granted under the plan.  A description of the material terms of the 2002 Plan as proposed to be amended was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2007.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1	Rare Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARE HOSPITALITY INTERNATIONAL, INC.

/s/ W. Douglas Benn
Name: W. Douglas Benn
Title:	Executive Vice President, Finance and Chief Financial Officer

Date: May 14, 2007